Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer

	Telephone:	(360) 828-0700

BBSI DECLARES QUARTERLY CASH DIVIDEND

            VANCOUVER, WASHINGTON, May 13, 2010 - Barrett Business Services, Inc. (Nasdaq trading symbol:  BBSI) announced today that its board of directors has approved a regular quarterly cash dividend of $0.08 per share.  The cash dividend will be paid on June 11, 2010 to all stockholders of record as of May 28, 2010.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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